                         OPTICAL SECURITY GROUP, INC.
                               STOCK BONUS PLAN
                        (AS ADOPTED ON APRIL 20, 1993)

     1.   Purpose. The purpose of this Plan is to advance the interests of
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Optical Security Group, Inc. (The "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

     2.   Definitions.
          ------------

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Committee" means the directors duly appointed to administer the Plan.

     (C)  "Plan" shall mean this Stock bonus Plan.

     (d) "Bonus Share" shall mean the shares of Common Stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Recipient pursuant to this Plan.

     (e) "Recipient" shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

     3.   Administration of Plan.  The Plan shall be administered by a committee
          ----------------------
of two or more directors appointed by the board (the "Committee"). The committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Bonus Shares shall be granted and the number of Bonus Shares; to construe and interpret the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

     4.   Bonus Share Reserve.  There shall be established a Bonus Share Reserve
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to which shall be credited 60,000 shares of the Company's Common Stock. In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, this reserve shall be reduced by the number of shares so granted. Distributions of bonus Shares may, as the Committee
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shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and nonassessable and free from preemptive rights.

     5.   Eligibility, and Granting and Vesting of Bonus Shares. Bonus Shares
          -----------------------------------------------------
may be granted under the Plan to the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

          The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determined from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee directors at the time of the grant. For purposes of this Plan, vesting shall mean the period during which the recipient must remain an employee or provide services for the Company. At such time as the employment of the Recipient ceases, any shares not fully vested shall be forfeited by the Recipient and shall be returned to the Bonus Share Reserve. The Committee, in its sole discretion, may also impose restrictions on the future transferability of the Bonus Shares, which restrictions shall be set forth on the notification to the Recipient of the grant.

     The aggregate number of bonus Shares which may be granted pursuant to this Plan shall not exceed the amount available therefore in the Bonus Share Reserve.

     6.   Form of Grants.  Each grant shall specify the number of Bonus Shares
          --------------
subject thereto, subject to the provisions of Section 5 hereof.

          At the time of making any grant, the Committee shall advise the Recipient by delivery of written notice, in the form of Exhibit A hereto annexed.

     7.   Recipients' Representations..
          ---------------------------

     (a) The Committee may require that, in acquiring any Bonus Shares, the Recipient agree with, and represent to the Company, that the Recipient is acquiring such Bonus Shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding-up the estate of any Recipient. Such shares shall be transferrable thereafter only if the proposed transfer shall be permissible pursuant to the Plan and if, in the option of counsel (who shall be satisfactory to the committee), such transfer shall at such time be in compliance with applicable securities laws.

     (b) To effectuate Paragraph A above, the Recipient shall delver to the Committee, in duplicate, an agreement in writing, signed by the Recipient, in form and substance as set forth in exhibit B hereto annexed, and the Committee shall forthwith acknowledge its receipt thereof.

     8.   Restrictions Upon Issuance.
          --------------------------

     (a) Bonus Shares shall forthwith after the making of any representations required by Section 6 hereof, or if no representations are required then within thirty (30) days of the date of grant, be duly issued and transferred and a certificate or certificates for such shares shall be issued in the Recipient's name. The Recipient shall thereupon be a shareholder with respect to all the shares represented by such certificate or certificates, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of Section 7(B) hereof) paid with respect to such shares. Certificates of stock representing Bonus Shares shall be imprinted with a legend to the effect that the shares represented thereby are subject to the provisions of this Agreement, and to the vesting and transfer limitations established by the Committee, and each transfer agent for the common stock shall be instructed to like effect with respect of such shares.

     (b) In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Bonus Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend as provided in Section 7(A), and all provisions of the Plan relating to restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed.

     (C) The grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Bonus Shares upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any Bonus Shares, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval hall have been effected or obtained free of any conditions not acceptable to the Company.

     (d) Unless the bonus Shares covered by the Plan has been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, each Recipient shall, by accepting a Bonus Share, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all bonus Shares were acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Committee, furnish evidence satisfactory to the Committee (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the committee may, if it deems appropriate, affix a legend to certificates representing Bonus Shares indicated that such Bonus Shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by a Recipient in the following manner only: (1) pursuant to an effective registrations statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule 144 of the Securities and Exchange Commission. If bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission, n such restrictions on resale shall apply, except in the case of Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

     9.   Limitations.  Neither the action of the Company in establishing the
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Plan, nor any action taken by it nor the Committee under the Plan, nor an provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.

          Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer of employee cease and be barred by the expiration of one year from whichever is the later of
(a) the date of the act or omission in respect of which such right of action arises; or (b) the first date upon which there has been made generally available to shareholders an annual report of the Company or any proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the number of shares issued pursuant to this Plan; and any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of one-year from the date of the act or omission in respect of which such right of action arises.

     10.  Amendment, Suspension or Termination of the Plan.  The Board of
          ------------------------------------------------
Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (C) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 4, (d) extend the term of the Plan or, (e) materially increase the benefits accruing to persons participating under this Plan.

     Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Bonus Share may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a Recipient's consent, alter or impair any of the rights or obligations under any Bonus Share theretofore granted to such recipient under the Plan.

     11.  Governing law.  The Plan shall be governed by the laws of the State of
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Colorado.

     12.  Expenses of Administration.  All costs and expenses incurred in the
          --------------------------
operation and administration of this Plan shall be borne by the Company.


                                           OPTICAL SECURITY GROUP, INC.



                                           By:_______________________________
                                              Richard H. Bard
                                              Chief Executive Officer


December 1996
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                                   EXHIBIT A


                         OPTICAL SECURITY GROUP, INC.
                               STOCK BONUS PLAN



TO:  Recipient:

     PLEASE BE ADVISED that Optical Security Group, Inc. Has on the date hereof granted to the Recipient the number of Bonus Shares as set forth under and pursuant to the Stock Bonus Plan. Before these shares are to be issued, the Recipient must deliver to the Committee that administers the Stock Bonus Plan an agreement in duplicate, in the form as Exhibit B hereto. The Bonus Shares are issued subject to the following vesting and transfer limitations:

          VESTING:
          --------

          NUMBER OF SHARES                    DATE OF VESTING
          ----------------                    ---------------


          TRANSFER LIMITATIONS:
          ---------------------



                                         OPTICAL SECURITY GROUP, INC.



______________________________           By:___________________________________
        Date
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Optical Security Group, Inc.
535 16th Street, Suite 920
Denver, CO 80202


Gentlemen:

     I represent and agree that said Bonus Shares are being acquired by me for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws, and agree further that said shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

     My address of record is:



and my social security number:



Very truly yours,



________________________

Receipt of the above is hereby acknowledged.


                                  OPTICAL SECURITY GROUP, INC.

________________________          By:________________________________
        Date                        Its_________________________